Exhibit 10.1

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (the “Agreement”), dated as of August 15, 2011, is entered into by and between Evergreen Solar, Inc. (the “Company”) and the noteholders identified on the signature pages hereof and such other noteholders who may become bound by this Agreement (each a “Supporting Noteholder” and collectively, the “Supporting Noteholders”). The Supporting Noteholders and the Company are referred to herein individually as a “Party” and collectively referred to as the “Parties.”

W H E R E A S :

A. Prior to the date hereof, representatives of the Company and the Supporting Noteholders have engaged in good faith negotiations with the objective of reaching an agreement with regard to the financial restructuring of the indebtedness and other obligations of the Company, including the potential asset sales, actions and transactions contemplated by this Agreement (the “Restructuring”) pursuant to the terms and conditions as set forth in this Agreement and as described in the term sheet attached hereto as Exhibit A (the “Term Sheet”). The Term Sheet and the other Exhibits hereto are expressly incorporated by reference in this Agreement and made a part hereof.

B. The Term Sheet contemplates that the Restructuring will be effected through one or more sales of the Company’s assets pursuant to section 363 of the Bankruptcy Code (the “Asset Sale”) in connection with a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). As part of the Restructuring, the Supporting Noteholders have agreed that they will act as a “stalking horse” bidder for substantially all assets of the Company.

C. The Supporting Noteholders own in excess of 70% of the principal amount of the Company’s outstanding 13% Convertible Senior Secured Notes due 2015 (the “Secured Notes”).

D. This Agreement sets forth the agreement between the Parties concerning their commitment, subject to the terms and conditions hereof, to implement the Restructuring.

E. By executing this Agreement, the Parties do not desire or intend to derogate from or diminish the solicitation requirements of federal or state securities laws or the Bankruptcy Code.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1. Definitions. The following terms shall have the following definitions:

“Asset Sale” has the meaning set forth in paragraph B of the recitals.

“Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereinafter amended, or any similar federal, state or local law.

“Additional Notes” has the meaning set forth in Section 28.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

“Approved Budget” has the meaning set forth in the Cash Collateral Order.

“Bankruptcy Case” means the voluntary case commenced by the Company under chapter 11 of the Bankruptcy Code in the District of Delaware.

“Bankruptcy Code” has the meaning set forth in paragraph B of the recitals.

“Bankruptcy Court” has the meaning set forth in paragraph B of the recitals.

“Bidding Procedures” means the procedures reasonably acceptable to the Requisite Supporting Noteholders to govern the auction, which proposed procedures are attached as Exhibit F-1.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Cash Collateral Order” has the meaning set forth in Section 2.

“Cash Management Motion” means the motion for entry of an order approving the Debtor’s cash management system.

“Company” has the meaning set forth in the preamble.

“Company Termination Event” has the meaning set forth in Section 8.

“Contract” means any written agreement, commitment, contract, mortgage, indenture, lease, license, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

“Core Assets” has the meaning set forth in Exhibit A to the Noteholder APA.

“Devens Assets” has the meaning set forth in Exhibit A to the Noteholder APA.

“Effective Date” means the date on which a plan of liquidation is consummated.

“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket of such court, the operation or effect of which has not been stayed, reversed, vacated, modified or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or seek review or rehearing has expired and as to which no appeal, petition for certiorari, or petition for review or rehearing was filed or, if filed, remains pending; provided, however, that the possibility that a motion may be filed pursuant to Rules 9023 or 9024 of the Bankruptcy Rules or Rules 59 or 60(b) of the Federal Rules of Civil Procedure shall not mean that an order or judgment is not a Final Order.

“First Day Motions” has the meaning set forth in Section 2.

“Indenture Trustee” means U.S. Bank National Association (i) as Trustee for the Secured Notes pursuant to that certain Indenture, dated as of April 26, 2010, by and among Evergreen Solar, Inc., the Guarantors and U.S. Bank National Association; (ii) as Collateral Agent for the Secured Notes pursuant to that certain Pledge and Security Agreement, dated as of April 26, 2010, by and among Evergreen Solar, Inc., the Guarantors and U.S. Bank National Association; and (iii) as Trustee and Collateral Agent for the Secured Notes pursuant to that certain Collateral Trust Agreement, dated as of April 26, 2010, by and among Evergreen Solar, Inc., the Guarantors and U.S. Bank National Association.

“LBIE Assets” has the meaning set forth in Exhibit A to the Noteholder APA.

“NDA” collectively means all individual confidentiality agreements dated prior to the date hereof, between the Parties, as amended to date and as such may be amended from time to time after the date hereof.

“Non-Core Assets” has the meaning set forth in Exhibit A to the Noteholder APA.

“Noteholder APA” has the meaning set forth in Section 2.

“Noteholder NewCo” means the entity formed by the Supporting Noteholders to acquire assets from the Company pursuant to the Noteholder APA.

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.

“Petition Date” means the date on which the Company commences the Bankruptcy Case.

“Pre-Arranged Plan” means the plan of reorganization of the Company consistent with the terms set forth in Exhibit B hereto, with any changes to be reasonably acceptable to the Requisite Supporting Noteholders, provided, however, that in the event the holders of the Secured Note Claims are not satisfied in full (including, but not limited to, post-petition interest at the contract rate), the Pre-Arranged Plan will not permit any payment to holders of general unsecured claims in excess of $200,000 without the consent of the Requisite Supporting Noteholders.

“Requisite Supporting Noteholders” means Supporting Noteholders holding a majority in aggregate principal amount of the Secured Notes held collectively by the Supporting Noteholders.

“Requisite Supporting Noteholder Termination Event” has the meaning set forth in Section 7.

“Restructuring” has the meaning set forth in paragraph A of the recitals.

“Retained Assets” has the meaning set forth in the Noteholder APA.

“Sale Assets” means the Core Assets, the LBIE Claim, the Devens Assets and the Non-Core Assets.

“Sale Motion” means the Company’s motion, in form and substance reasonably acceptable to the Requisite Supporting Noteholders for entry of an order which, among other things (a) approves the Bidding Procedures, (b) approves the form and manner of the sale notice and bidding procedures notice, (c) schedules a date for the Bankruptcy Court to consider approval of the sale, (d) approves procedures for the assumption and, if necessary, assignment of executory contracts and unexpired leases, (e) approves the expense reimbursement, (f) approves the Noteholder APA as the stalking horse bid, and (g) approves the direct application of all net sale proceeds to the Secured Note Claims.

“Secured Note Claims” means all outstanding obligations to and claims of the holders of the Secured Notes arising under the indenture dated April 26, 2010 among the Indenture Trustee, the Company and the guarantors party thereto from time to time.

“Supporting Noteholders” has the meaning set forth in the preamble.

“Termination Date” has the meaning set forth in Section 7.

“Term Sheet” has the meaning set for in Paragraph A of the recitals.

“Wafer Budget” has the meaning set forth in Exhibit A to the Noteholder APA.

“Wafer Business” has the meaning set forth in Exhibit A to the Noteholder APA.

“Wages Order” has the meaning set forth in Section 2.

2. Restructuring Transactions. In order to effect the Restructuring, the Supporting Noteholders and the Company will use their respective commercially reasonable efforts to effect the following transactions on the timeline set forth below.

(a) Transition Budget and Related Expenditures.

(i) As of August 15, 2011, the Company will implement organizational changes enabling it to achieve operating costs at the level contemplated in the budget attached hereto as Exhibit C (the “Transition Budget”), and until the Petition Date, will operate pursuant to the Transition Budget with only such modifications, if any, as are acceptable to the Requisite Supporting Noteholders in their sole discretion.

(ii) During the Bankruptcy Case, the Company will operate in accordance with the Cash Collateral Order and the Approved Budget (as defined in the Cash Collateral Order) with only such modifications to the Approved Budget, if any, as are acceptable to the Requisite Supporting Noteholders in their sole discretion provided, however, the sale process may be extended by the Company without the consent of the Supporting Noteholders past November 15, 2011 (but in no event past November 30, 2011, except such period may be extended until December 31, 2011 solely to the extent required for the purchaser to obtain necessary regulatory approvals), in which case the Approved Budget will be increased by an amount to fund the Company’s operating activities during such period and the Wafer Budget shall be decreased by an equal amount, all as set forth in the Term Sheet.

(b) Bankruptcy Filing.

In order to implement the Restructuring, the Company shall commence the Bankruptcy Case in the Bankruptcy Court, on or before August 15, 2011. Concurrent with the filing of the petition, the Company shall file the Sale Motion, including the Bidding Procedures, and the motion seeking interim and final approval of the Cash Collateral Order.

(c) First Day Orders.

The Company will seek approval from the Bankruptcy Court of first day motions in the forms set forth on Exhibit D (the “First Day Motions”), which forms shall be reasonably acceptable to the Requisite Supporting Noteholders. The Supporting Noteholders agree to support the approval by the Bankruptcy Court of the First Day Motions and related orders with only such modifications, if any, as are reasonably acceptable to the Requisite Supporting Noteholders.

(d) Cash Collateral Order.

The Company will file a motion on the Petition Date seeking approval of a cash collateral order in the form of Exhibit E hereto (the “Cash Collateral Order”) on an interim basis and thereafter on a final basis, including authorization for an immediate paydown of the Secured Note Claims in the amount of $12.5 million and a direct paydown of the Secured Note Claims from net sales proceeds of the Sale Assets, to the extent and as set forth in the Term Sheet and the Cash Collateral Order, provided that such initial and future paydowns will be subject to the approval of the Bankruptcy Court. The Supporting Noteholders agree to support the approval by the Bankruptcy Court of the Cash Collateral Order with only such modifications, if any, as are reasonably acceptable to the Requisite Supporting Noteholders other than any modifications to the Approved Budget which must be in form and substance acceptable to the Requisite Supporting Noteholders in their sole discretion.

(e) Auction Process.

In order to sell the Sale Assets, on the Petition Date, the Company will file the Sale Motion seeking entry of an order approving the (i) the Bidding Procedures attached hereto as Exhibit F-1 and (ii) the Asset Purchase Agreement for all of the Sale Assets attached hereto as Exhibit F-2 (the “Noteholder APA”).

The Supporting Noteholders agree to support the approval by the Bankruptcy Court of the Sale Motion, only with such modifications, if any, as are reasonably acceptable to the Requisite Supporting Noteholders.

(f) Employee Claims.

The Company promptly will seek approval of an order approving the payment of existing and prospective employee claims in the form of Exhibit G hereto (the “Wages Order”). The Supporting Noteholders agree to support the approval by the Bankruptcy Court of the Wages Order, with only such modifications, if any, as are reasonably acceptable to the Requisite Supporting Noteholders.

(g) Key Employee Incentive Plan.

The Company promptly will seek approval of an order approving a Key Employee Incentive Program in the form of Exhibit H hereto (the “KEIP Order”). The Supporting Noteholders agree to support the approval by the Bankruptcy Court of the KEIP Order, with only such modifications, if any, as are reasonably acceptable to the Requisite Supporting Noteholders.

(h) Wafer Business.

If Noteholder NewCo acquires the Core Assets, the Supporting Noteholders will use commercially reasonable efforts to cause Noteholder NewCo to adopt the governance provisions on the terms set forth on Exhibit K hereto.

(i) Pre-Arranged Plan.

Promptly after (or with the consent of the Requisite Supporting Noteholders, not to be unreasonably withheld, before) the Sale Assets (other than the Retained Assets) have been sold, the Company will file the Pre-Arranged Plan with the Bankruptcy Court providing for (i) the distribution of any assets remaining in the estate and (ii) winding up of the Company, and having the terms outlined in Exhibit B, with such other terms as are reasonably acceptable to the Requisite Supporting Noteholders. The Supporting Noteholders agree to support the Pre-Arranged Plan. For the avoidance of doubt, in the event that the Secured Note Claims are not satisfied in full (including, but not limited to, post-petition interest at the contract rate), the Pre- Arranged Plan will not permit any payment to holders of general unsecured claims in excess of $200,000.

3. Commitments and Representations of the Supporting Noteholders.

(a) Subject to the terms and conditions hereof, until the earlier of the Effective Date or the termination of this Agreement, each Supporting Noteholder shall:

(i) support and use its commercially reasonable efforts to complete the Restructuring pursuant to the Term Sheet and as embodied in this Agreement, including, without limitation, instructing the Indenture Trustee and any other agents and representatives accordingly;

(ii) not, in any material respect, (w) object to, delay, impede or take any other action to interfere with the acceptance or implementation of the Restructuring or (x) seek, solicit, propose, negotiate, file, support, participate in or vote its Secured Notes for any alternative exchange offer, restructuring, workout or plan of reorganization or liquidation for the Company; (y) object to confirmation of the Pre-Arranged Plan or object to or otherwise commence any proceeding to oppose, alter, delay or impede or take any other action, directly or indirectly, to interfere with entry of any order approving all or any part of the Restructuring or the Pre-Arranged Plan, or (z) commence or participate in any involuntary bankruptcy proceeding against the Company; and

(iii) use commercially reasonable efforts to cause the Noteholder NewCo to enter into the Noteholder APA and, subject to the terms and conditions therein, consummate the Asset Sale.

(b) Each Supporting Noteholder represents and warrants to the Company, severally as to itself only, that:

(i) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Act) and/or it is a “qualified institutional buyer” (as defined in Rule 144A under the Act);

(ii) it has reviewed, or has had the opportunity to review, with the assistance of professional and/or legal advisors of its choosing, sufficient information necessary for such Supporting Noteholder to decide to participate in the Restructuring; and

(iii) as of the date hereof, the Supporting Noteholder is the beneficial owner of the principal amount of the Secured Notes, or is the nominee, investment manager or advisor for beneficial holders of the Secured Notes, in an amount not less than the amount indicated on Exhibit J to this Agreement.

(c) Each Supporting Noteholder shall not be responsible in any way for the performance of the obligations of any other Supporting Noteholder.

Notwithstanding the foregoing, nothing in this Agreement shall be construed to prohibit the Supporting Noteholders from appearing as a party-in-interest in any matter in the Bankruptcy Case so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and the Restructuring and are not for the purpose of hindering, delaying or preventing the consummation of the Restructuring.

4. Commitments of the Company. Subject to the terms and conditions hereof, until the earlier of the Effective Date and the termination of this Agreement, the Company shall:

(a) support and use its commercially reasonable efforts to complete the Restructuring pursuant to the Term Sheet and as embodied in this Agreement,

(b) take any and all reasonably necessary and appropriate actions in furtherance of the Restructuring, and

(c) not take any action that is inconsistent with, or is intended or is likely to interfere with the consummation of, the Restructuring pursuant to the Term Sheet and as embodied in this Agreement.

5. Conditions to the Obligation of the Supporting Noteholders. Except as may be waived by the Requisite Supporting Noteholders, in their reasonable discretion, the obligation of the Supporting Noteholders to consummate the transactions set forth in this Agreement as provided herein is subject to the following conditions:

(a) All of the representations and warranties made by the Company in this Agreement shall have been true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty by its terms is as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such applicable date, except for changes permitted or contemplated by this Agreement.

(b) The Company shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by the Company on the applicable date.

(c) No Requisite Supporting Noteholder Termination Event shall have occurred or shall exist, that has not been waived by the Requisite Supporting Noteholders.

6. Conditions to the Obligations of the Company. Except as may be waived by the Company, the obligations of the Company to consummate the transactions set forth in this Agreement as provided herein is subject to the following conditions:

(a) All of the representations and warranties made by the Supporting Noteholders in this Agreement shall have been true and correct in all material respects as of the date hereof (or at the time of any transfer of the Secured Notes permitted hereby), and shall remain true and correct in all material respects with the same force and effect as if such representations and warranties had been made at and as of the applicable date except as otherwise permitted or contemplated by this Agreement; provided, however, that if the representations and warranties are not true as to one or more Supporting Noteholders, the Company’s obligations to the remaining Supporting Noteholders shall otherwise remain in full force and effect with respect to such Supporting Noteholders unless the aggregate amount of Secured Notes held by the remaining Supporting Noteholders is less than 51% of the aggregate principal amount of Secured Notes outstanding.

(b) The Supporting Noteholders shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by the Supporting Noteholders on or before the Effective Date.

(c) No Company Termination Event shall have occurred or shall exist, that has not been waived by the Company.

7. Supporting Noteholders Termination. This Agreement may be terminated at the option of the Requisite Supporting Noteholders upon the occurrence of any of the following events (each a “Requisite Supporting Noteholder Termination Event”):

(a) If the Company fails to meet any of the following milestones, which milestones may be amended with the consent of the Requisite Supporting Noteholders, which consent shall not be unreasonably withheld, other than with respect to (x) below which may only be extended with the consent of the Requisite Supporting Noteholders in their sole discretion:

(i) On or prior to August 15, 2011, the Company shall have commenced the Bankruptcy Case;

(ii) On or prior to August 15, 2011 and concurrently with the filing of the chapter 11 petition, the Company shall have filed the Sale Motion, Cash Management Motion and the motion to approve the Cash Collateral Order;

(iii) On or prior to August 15, 2011 and concurrently with the filing of the chapter 11 petition, the Company shall have filed a Cleansing Document (as defined in the NDAs), which shall be on Form 8-K, setting forth all material non-public information provided under any NDA to a Supporting Noteholder;

(iv) On or prior to August 18, 2011, the Company shall obtain entry of the Cash Collateral Order on an interim basis, in form and substance reasonably acceptable to the Requisite Supporting Noteholders; provided, however, that the Approved Budget shall be acceptable to the Requisite Supporting Noteholders in their sole discretion;

(v) On or prior to August 18, 2011, the Company shall obtain entry of an order granting the relief requested in the Cash Management Motion, in form and substance reasonably acceptable to the Requisite Supporting Noteholders;

(vi) On or prior to September 9, 2011, the Company shall obtain entry of an order approving the relief requested in the Sale Motion (other than the Asset Sale in (ix) below), including fixing a bid deadline no later than October 26, 2011 or such other date as is reasonably acceptable to the Requisite Supporting Noteholders, which order shall be reasonably acceptable to the Requisite Supporting Noteholders;

(vii) On or prior to September 9, 2011, the Company shall obtain entry of the Cash Collateral Order on a final basis, in form and substance reasonably acceptable to the Requisite Supporting Noteholders; provided, however, that the Approved Budget shall be acceptable to the Requisite Supporting Noteholders in their sole discretion;

(viii) On or prior to November 1, 2011, the Company shall have concluded the Auction;

(ix) On or prior to November 9, 2011, the Company shall obtain entry of an order approving the Asset Sale(s);

(x) On or prior to November 30, 2011 (or, if the time to close is extended by the Company past November 30, 2011 solely to obtain regulatory approvals, December 31, 2011), the Company shall consummate the Asset Sale, including, subject to Bankruptcy Court approval, a paydown of Secured Note Claims with the net proceeds of the Asset Sale;1

(b) Any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a Final Order making illegal or otherwise materially restricting, preventing, or prohibiting the Restructuring in a way that cannot be reasonably remedied by the Company or the Supporting Noteholders;

(c) The occurrence of a material breach of this Agreement by the Company, provided, however, the Requisite Supporting Noteholders shall provide the Company with notice of such breach and provide the Company with five (5) Business Days to cure such breach (only if such breach is susceptible to cure). For the avoidance of doubt, a Termination Event under the Cash Collateral Order shall not be susceptible to cure;

(d) The Bankruptcy Case is converted to a case under chapter 7 or the Bankruptcy Case is dismissed by order of the Bankruptcy Court;

(e) The appointment of a trustee, receiver or examiner with expanded powers in the Bankruptcy Case, unless such appointment is made with the prior written consent of the Requisite Supporting Noteholders, which consent shall not be unreasonably withheld;

(f) The Company files or otherwise seeks, or the Court grants, an amendment, modification, or withdrawal of the Cash Collateral Order (but not the Approved Budget) without the prior written consent of the Requisite Supporting Noteholders, which consent shall not be unreasonably withheld;

(g) The Company files or otherwise seeks, or the Court grants, an amendment, modification, or withdrawal of the Approved Budget without the prior written consent of the Requisite Supporting Noteholders in their sole discretion;

[1]	This parties agree that this does not constitute consent by the Requisite Supporting Noteholders to extend the sale process beyond November 15, 2011.

(h) The Company files or otherwise seeks, or the Court approves any plan, disclosure statement or any documents related to the foregoing inconsistent with the Pre-Arranged Plan, including motions, notices, exhibits, supplements, appendices and orders without the prior written consent of the Requisite Supporting Noteholders, which consent shall not be unreasonably withheld;

(i) The Company files or otherwise seeks, or the Court approves any application seeking authority to sell any material assets (other than inventory in the ordinary course of business) other than through the Asset Sale described herein, without the prior written consent of the Requisite Supporting Noteholders, which consent shall not be unreasonably withheld;

(j) The entry of an order by any court of competent jurisdiction invalidating, disallowing, subordinating, or limiting, in any respect, as applicable, the extent, enforceability, priority, or validity of the liens or claims with respect to the Secured Notes (each, a “Limitation Order”), only if such Limitation Order invalidates, disallows, subordinates, or limits, in any respect as applicable, the enforceability, priority, extent or validity of the liens or claims with respect to the Secured Notes by an amount exceeding $1 million;

(k) The Company fails to pay the fees and expenses incurred by the legal and financial advisors to the Supporting Noteholders or the Indenture Trustee as they become due and owing under the respective engagement letters, the Indenture, and this Agreement, as applicable; or

(l) The date of a Termination Event under the Cash Collateral Order (as defined therein) other than a Termination Event arising under the following clauses of Section 5(a) of the Cash Collateral Order: (i), (ii), (viii) or (ix) or any other clause within Section 5(a) in which the Requisite Supporting Noteholders agree in writing to waive such a Termination Event thereunder.

The date on which this Agreement is terminated in accordance with the foregoing provisions or upon a Company Termination Event (as defined below) shall be referred to as the “Termination Date”. Notwithstanding the foregoing, the Requisite Supporting Noteholders may waive any of the foregoing in a writing delivered to the Company.

8. Company Termination Events. The Company may terminate this Agreement by providing written notice thereof to the other Parties, upon the occurrence of any of the following events (each, a “Company Termination Event”):

(a) Any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a Final Order making illegal or otherwise materially restricting, preventing, or prohibiting the Restructuring in a way that cannot be reasonably remedied by the Company or the Supporting Noteholders;

(b) The material breach by any Supporting Noteholder of any of the representations, warranties or covenants set forth in this Agreement that remains uncured for a period of five (5) Business Days after the receipt by such Supporting Noteholder of notice of such breach, provided, however, the foregoing shall constitute a Company Termination Event only with respect to the breaching Supporting Noteholder and this Agreement shall otherwise remain in full force and effect with respect to all other Supporting Noteholders and the Company unless the aggregate amount of Secured Notes held by the non-breaching Supporting Noteholders is less than 51% of the aggregate principal amount of Secured Notes outstanding, in which case this Agreement shall automatically terminate without any further notice or action and such termination may not be waived by the Company or any other Party;

(c) The Bankruptcy Case is converted to a case under chapter 7 or the Bankruptcy Case is dismissed by order of the Bankruptcy Court; or

(d) The board of directors of the Company determines, based upon the written advice of the Company’s outside counsel, that proceeding with the Restructuring would be inconsistent with the exercise of the board of directors’ fiduciary duties; provided, however, that, as of the date of this Agreement, the Company hereby represents that nothing in this Agreement conflicts with the fiduciary obligations of the directors and officers of the Company. In addition, notwithstanding anything to the contrary set forth in this Agreement, the Company shall at all times and in all respects after the Petition Date act in accordance with applicable law to exercise fiduciary duties as a debtor in possession in the Chapter 11 Case. Nothing in this Agreement imposes any liability, and there shall be no liability, for actions taken, or not taken, in order to discharge fiduciary obligations described in this Section 8(d).

9. Effect of Termination. Upon termination of this Agreement in accordance with the terms hereof, this Agreement shall be of no further force and effect and each Party shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions that it would have been entitled to take had it not entered into this Agreement; provided, however, that any claim for breach of this Agreement that occurs prior to termination shall survive such termination and all rights and remedies with respect to such claims shall not be prejudiced in any way. Upon any termination of this Agreement (i) the Company and the Supporting Noteholders agree that such termination shall also terminate the Company’s right to use cash collateral under the Cash Collateral Order and (ii) any and all Secured Notes or consents tendered by the Supporting Noteholders and votes submitted by the Supporting Noteholders, if any, prior to such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring or otherwise. In addition, upon any termination, any accrued fees of the Supporting Noteholders’ Professionals will become immediately due and payable.

10. Restructuring Expenses. The Company shall pay all fees and expenses of (i) the Supporting Noteholders (including without limitation, the fees and expenses of Akin Gump Strauss Hauer & Feld, LLP; Duff & Phelps Securities, LLC; and Morris, Nichols, Arsht & Tunnell, LLP) and (ii) the Indenture Trusteee (including without limitation, the fees and Expenses of Maslon, Edelman Borman & Brand, LLP and such Delaware counsel as the Indenture Trustee may select) incurred in connection with the Restructuring. On the Petition Date, the Company shall seek authority to pay the fees and expenses of the Supporting Noteholders and the Indenture Trustee pursuant to the Cash Collateral Order.

11. Indemnification. The Company will indemnify and hold harmless the Supporting Noteholders and the Indenture Trustee and each of these party’s respective members, and affiliates and the officers, directors, employees, representatives, successors, permitted assigns, attorneys, advisors, partners, members, owners and agents of any of the foregoing (the “Indemnitees”) from and against any claims, demands, judgments, actions or causes of action, liabilities, obligations, damages, losses, deficiencies, assessments, costs, fines, penalties, interest and expenditures (including the fees and out-of-pocket expenses of counsel) suffered or incurred by any Indemnitee arising out of, based upon, attributable to or resulting from any legal proceedings brought or initiated by a third party relating to or arising out of the negotiation of, entry into, or performance under this Agreement or the transactions contemplated therein, in each case, except to the extent of the gross negligence or willful misconduct of an Indemnitee (as finally determined by a court of competent jurisdiction).

12. Transfer of Secured Notes. Prior to the earlier of (i) the Effective Date and (ii) the termination of this Agreement in accordance with its terms, no Supporting Noteholder will, directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any economic, voting or other rights in or to, by operation of law or otherwise (collectively, “Transfer”), all or any portion of its Secured Notes, and no such Transfer will be effective, unless: (i) such Transfer consists of a simultaneous Transfer by such Supporting Noteholder of Secured Notes, and its rights and obligations under this Agreement, (ii) the transferee furnishes to the other Parties to this Agreement a joinder in the form attached hereto as Exhibit I within three (3) Business Days of execution of an agreement or trade confirmation in respect of such transfer, (iii) such Supporting Noteholder effecting such Transfer notifies counsel to the Company and counsel to the Supporting Noteholders in writing of such Transfer within three (3) Business Days of the execution of an agreement or trade confirmation in respect of such Transfer and (iv) such transferring Supporting Noteholder shall be reasonably satisfied prior to such Transfer that registration under the Act, and the applicable securities laws of any other jurisdiction is not required in connection with or as a result of the transaction resulting in such Transfer. In addition to the foregoing Transfer, the following Transfers shall be permitted:

(a) any Transfer by any Supporting Noteholder to an Affiliate of such Supporting Noteholder or one or more affiliated funds or affiliated entity or entities with a common investment advisor (in each case, other than portfolio companies) provided that the transferee furnishes to the Company a joinder, in the form annexed hereto as Exhibit I, pursuant to which such transferee agrees to be bound by all of the terms and conditions of this Agreement and the Term Sheet;

(b) any Transfer by any Supporting Noteholder to another Supporting Noteholder, provided that the transferee shall be deemed to be bound by the terms and conditions of the Agreement with respect to the transferred Secured Notes to the same extent that the Supporting Noteholder is bound; and

(c) any other Transfer that is approved in writing in advance of such Transfer by the Company.

Any Transfer by a Supporting Noteholder that does not comply with the procedures set forth in this Section 12 shall be deemed void ab initio.

13. Ownership of Claims. Each Supporting Noteholder represents and warrants, severally as to itself and not as to any other Supporting Noteholder, that:

(a) as of the date of this Agreement, it is the beneficial owner of the principal amount of the Secured Notes, or is the nominee, investment manager or advisor for beneficial holders of the Secured Notes, as indicated on Exhibit J to this Agreement;

(b) other than pursuant to this Agreement, such Secured Notes are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrances of any kind (except for any such lien or security interest in favor of a bank or broker dealer at which the Supporting Noteholder maintains an account over property of the Supporting Noteholder in such account generally and which is released concurrently with the transfer of such property), that would adversely affect in any way such Supporting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and

(c) it is not aware of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

14. Cooperation. The Company shall cooperate in good faith with the Supporting Noteholders in providing reasonable notice and copies of material pleadings, applications, or other documents it intends to file with the Bankruptcy Court to counsel for the Supporting Noteholders.

15. Access. The Company will afford the Supporting Noteholders and its attorneys, consultants, financial advisors, accountants and other authorized representatives reasonable access, upon reasonable notice during normal business hours, and at other reasonable times, to all properties, books, contracts, commitments, records, management personnel, lenders and advisors of the Company

16. Tax Matters. The Company will consult with the Supporting Noteholders on tax issues and matters of structure related to the Asset Sale in order to optimize the tax consequences to the Company, the Supporting Noteholders and Noteholder NewCo and all tax related decisions related to the Asset Sale to Noteholder NewCo shall be acceptable to the Requisite Supporting Noteholders in their reasonable discretion.

17. Agreement Effective Date. This Agreement will become effective when signed by the Company and Supporting Noteholders owning more than sixty-six and two-thirds (66 2/3%) percent of the aggregate outstanding principal amount of the Secured Notes.

18. Representations.

(a) Power and Authority. Each Party represents to each other Party that, as of the date of this Agreement, such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(b) Enforceability. Each Party represents to each other Party that this Agreement, is a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Consent or Approval. Each Party represents to each other Party that no consent or approval is required to be obtained from any other individual or entity in order for such Party to carry out the provisions hereof, except (i) as otherwise provided in this Agreement and (ii) approvals by the Bankruptcy Court.

(d) Authorization. Each Party represents to each other Party that the execution and delivery of this Agreement and the performance of the obligations hereunder have been duly authorized by such Party.

(e) Governmental Consents. Each Party represents to each other Party that the execution, delivery and performance of this Agreement by such Party does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for any registrations or filings required by the Act or the Bankruptcy Code.

(f) No Conflicts. Each Party represents to each other Party that the execution, delivery and performance of this Agreement does not and shall not: (i) violate any provision of law, rule or regulations applicable to such Party or any of its subsidiaries or affiliates; or (ii) violate the certificate of incorporation, bylaws or other organizational documents such Party or of any of its subsidiaries or affiliates.

19. No Solicitation. Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to be or constitute, and nothing in this Agreement shall be deemed to be or constitute, a solicitation of vote for any plan of reorganization or a sale or a solicitation of an offer to purchase new common stock or any other security of the Company.

20. Entire Agreement.

(a) Except as set forth in Section (b) below, this Agreement together with the NDA constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement. In the event of any inconsistency between this Agreement and the NDA, the terms of this Agreement will control.

(b) The Term Sheet is incorporated by reference herein and is made part of this Agreement as if fully set forth herein. The general terms and conditions of the Restructuring are as set forth in the Term Sheet; provided, however, that the Term Sheet is supplemented by the terms and conditions of this Agreement. In the event of any inconsistencies between the terms of the Agreement and the Term Sheet, this Agreement will govern; in the event of any inconsistencies between the terms of this Agreement, and the Noteholder APA, the Noteholder APA will govern.

21. Interpretation of Agreement. This Agreement is the product of negotiation by and between the Parties. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

22. Waiver. If the transactions contemplated herein are or are not consummated, or following the occurrence of the Termination Date, if applicable, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

24. Amendments. Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented without prior written consent of the Company and the Requisite Supporting Noteholders.

25. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

26. No Public Announcement. Except as may be required by law or in connection with the Chapter 11 Case and upon 24 hours advance notice of such public announcement or disclosure, each Party agrees that it shall not make any public announcement or disclosure regarding this Agreement or the transactions contemplated herein without the prior written consent of the other Parties hereto, which shall not be unreasonably withheld. Except as may be required by law or regulation and upon 24 hours advance notice of such public announcement or disclosure, the Company shall not (a) use the name of any Supporting Noteholder or any fund managed by a Supporting Noteholder in any press release, announcement, public filings or communications with any news media without such Supporting Noteholder’s prior written consent, which consent shall be in its sole discretion, or (b) disclose to any Person other than legal and financial advisors to the Company the principal amount or percentage of Secured Notes held by any Supporting Noteholder.

27. Independence of Supporting Noteholders. Each Supporting Noteholder is acting independent of the other Supporting Noteholders and shall not be responsible in any way for the performance of the obligations of any other Supporting Noteholder.

28. Additional Notes. If, after the date hereof, any Supporting Noteholder acquires beneficial or record ownership of any additional Secured Notes for itself or any account or fund managed by such Supporting Noteholder (any such Secured Notes, “Additional Notes”), such Supporting Noteholder shall promptly notify the Company of such acquisition and the provisions of this Agreement shall be applicable to such Additional Notes as if such Additional Notes had been Secured Notes owned by such Supporting Noteholder as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Notes without action by any person or entity immediately upon the acquisition by such Supporting Noteholder of beneficial or record ownership of such Additional Notes.

29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York (or, if the Bankruptcy Case has been commenced, in the Bankruptcy Court), and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the jurisdiction of such courts, generally and unconditionally, with respect to any such action, suit or proceeding; provided, however, that the Bankruptcy Case shall be filed in Bankruptcy Court and shall be subject to the Bankruptcy Code.

30. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Company:

Evergreen Solar, Inc.

138 Bartlett Street

Marlboro, MA 01752

Attention:	Christian Ehrbar, General Counsel

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Facsimile:	(212) 705-7868
Attention:	Ronald J. Silverman, Esq.

If to a Supporting Noteholder, at the email address (with return receipt) set forth on the signature pages below with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Facsimile:	(212) 872-1002
Attention:	Michael S. Stamer, Esq.
Email:	mstamer@akingump.com

31. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective affiliates, subsidiaries, successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person or entity that is not affiliated with or related to the Parties.

32. Further Assurances. Each Party agrees to execute any and all documents and to do and perform any and all acts and things reasonably necessary or proper to effectuate or further evidence the terms and provisions of this Agreement and agrees to negotiate in good faith the documents necessary to implement the transactions contemplated by the Restructuring.

33. Releases. Upon consummation of the Restructuring, the Parties will execute mutual releases as are customary for releases provided at the conclusion of chapter 11 proceedings. The Parties also agree to support inclusion of releases in the Pre-Arranged Plan.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EVERGREEN SOLAR, INC.

By:	/s/ Michael El-Hillow
Name: Michael El-Hillow
Title: President and Chief Executive Officer

ARISTEIA MASTER, L.P. By: Aristeia Capital, L.L.C., its Investment Manager

By:	/s/ William R. Techar
Name: William R. Techar Title: Member of the Investment Manager

By:	/s/ /s/ Andrew B. David
Name: Andrew B. David Title: General Counsel of the Investment Manager

Address: c/o Aristeia Capital, LLC 136 Madison Ave, 3rd Floor New York, NY 10016 Fax: (212) 842-8901 Email: andrew.david@aristeiacapital.com with a copy to: techar@aristeiacapital.com

DTC Participant: JP Morgan Clearing Corp.

[Signature Page to Restructuring Support Agreement]

BRIGADE LEVERAGED CAPITAL STRUCTURES FUND LTD.

By:	/s/ Carney Hawks
Name: Carney Hawks Title: Partner of the Investment Manager

Address: c/o Brigade Capital Management, LLC 399 Park Avenue, 16th Floor New York, NY 10022 Fax: (212) 754-9701 Email: ch@brigadecapital.com

DTC Participant: Goldman Sachs, & Co.

[Signature Page to Restructuring Support Agreement]

DBX CONVERTIBLE ARBITRAGE 14 FUND

By:	Lazard Asset Management, LLC in its capacity as agent and not in its individual corporate capacity

By:	/s/ Sean Reynolds
Name: Sean Reynolds Title: Managing Director

Address: c/o Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112-6300 Attn: Nathan Paul, General Counsel Fax: (212) 332-1703 Email: nathan.paul@lazard.com

DTC Participant: Deutsche Bank

[Signature Page to Restructuring Support Agreement]

HFR CA LAZARD RATHMORE MASTER TRUST

By:	Lazard Asset Management, LLC in its capacity as agent and not in its individual corporate capacity

By:	/s/ Sean Reynolds
Name: Sean Reynolds Title: Managing Director

Address: c/o Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112-6300 Attn: Nathan Paul, General Counsel Fax: (212) 332-1703 Email: nathan.paul@lazard.com

DTC Participant: Deutsche Bank UBS

[Signature Page to Restructuring Support Agreement]

HIGHMARK LIMITED

By:	Lazard Asset Management, LLC in its capacity as agent and not in its individual corporate capacity

By:	/s/ Sean Reynolds
Name: Sean Reynolds Title: Managing Director

Address: c/o Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112-6300 Attn: Nathan Paul, General Counsel Fax: (212) 332-1703 Email: nathan.paul@lazard.com

DTC Participant: CSFB

[Signature Page to Restructuring Support Agreement]

MAP99 SEGREGATED PORTFOLIO

By:	Lazard Asset Management, LLC in its capacity as agent and not in its individual corporate capacity

By:	/s/ Sean Reynolds
Name: Sean Reynolds Title: Managing Director

Address: c/o Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112-6300 Attn: Nathan Paul, General Counsel Fax: (212) 332-1703 Email: nathan.paul@lazard.com

DTC Participant: Deutsche Bank UBS

[Signature Page to Restructuring Support Agreement]

LAZARD RATHMORE MASTER FUND, LP

By:	Lazard Asset Management, LLC in its capacity as agent and not in its individual corporate capacity

By:	/s/ Sean Reynolds
Name: Sean Reynolds Title: Managing Director

Address: c/o Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112-6300 Attn: Nathan Paul, General Counsel Fax: (212) 332-1703 Email: nathan.paul@lazard.com

DTC Participant: Deutsche Bank UBS

[Signature Page to Restructuring Support Agreement]

LYXOR LAZARD RATHMORE FUND LIMITED

By:	Lazard Asset Management, LLC in its capacity as agent and not in its individual corporate capacity

By:	/s/ Sean Reynolds
Name: Sean Reynolds Title: Managing Director

Address: c/o Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112-6300 Attn: Nathan Paul, General Counsel Fax: (212) 332-1703 Email: nathan.paul@lazard.com

DTC Participant: Deutsche Bank UBS

[Signature Page to Restructuring Support Agreement]

LMA SPC, a Cayman Islands segregated portfolio (SPC), solely on behalf of the MAP 89 Segregated Portfolio

By:	Pine River Capital Management L.P., Its Investment Manager

By:	/s/ Jeff Stolt
Name: Jeff Stolt Title: Chief Financial Officer

Address: 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305 Fax: (612) 238-3301 Email: legal@pinerivercapital.com

DTC Participant: Goldman Sachs Prime Brokerage

[Signature Page to Restructuring Support Agreement]

NISSWA CONVERTIBLES MASTER FUND LTD.

By:	Pine River Capital Management L.P., Its Investment Manager

By:	/s/ Jeff Stolt
Name: Jeff Stolt Title: Chief Financial Officer

Address: 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305 Fax: (612) 238-3301 Email: legal@pinerivercapital.com

DTC Participant: Goldman Sachs Prime Brokerage

[Signature Page to Restructuring Support Agreement]

PINE RIVER MASTER FUND LTD. (fka Nisswa Master Fund Ltd.)

By:	Pine River Capital Management L.P., Its Investment Manager

By:	/s/ Jeff Stolt
Name: Jeff Stolt Title: Chief Financial Officer

Address: 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305 Fax: (612) 238-3301 Email: legal@pinerivercapital.com

DTC Participant: Goldman Sachs Prime Brokerage

[Signature Page to Restructuring Support Agreement]

PINES EDGE VALUE INVESTORS LTD. By: Pine River Capital Management L.P., Its Investment Manager

By:	/s/ Jeff Stolt
Name: Jeff Stolt Title: Chief Financial Officer Address: 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305 Fax: (612) 238-3301 Email: legal@pinerivercapital.com

DTC Participant: Goldman Sachs Prime Brokerage

[Signature Page to Restructuring Support Agreement]

HFR RVA COMBINED MASTER TRUST By: WHITEBOX ADVISORS, LLC its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling Title: CLO Address: 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Jake Mercer Fax: (612) 253-6149 Email: jmercer@whiteboxadvisors.com

DTC Participant: BNP Paribas

[Signature Page to Restructuring Support Agreement]

IAM MINI-FUND 14 LIMITED By: WHITEBOX ADVISORS, LLC its Investment Manager

By:	/s/ Mark Strefling
Name: Mark Strefling Title: CLO Address: 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Jake Mercer Fax: (612) 253-6149 Email: jmercer@whiteboxadvisors.com

DTC Participant: JP Morgan BNP Paribas

[Signature Page to Restructuring Support Agreement]

PANDORA SELECT PARTNERS, LP By: PANDORA SELECT ADVISORS, LLC its General Partner By: WHITEBOX ADVISORS, LLC its Managing Member

By:	/s/ Mark Strefling
Name: Mark Strefling Title: CLO Address: 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Jake Mercer Fax: (612) 253-6149 Email: jmercer@whiteboxadvisors.com

DTC Participant: Deutsche Bank

[Signature Page to Restructuring Support Agreement]

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, LP By: WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE ADVISORS, LLC its General Partner By: WHITEBOX ADVISORS, LLC its Managing Member

By:	/s/ Mark Strefling
Name: Mark Strefling Title: CLO Address: 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Jake Mercer Fax: (612) 253-6149 Email: jmercer@whiteboxadvisors.com

DTC Participant: JP Morgan BNP Paribas

[Signature Page to Restructuring Support Agreement]

WHITEBOX MULTI-STRATEGY PARTNERS, LP By: WHITEBOX MULTI-STRATEGY ADVISORS, LLC its General Partner By: WHITEBOX ADVISORS, LLC its Managing Member

By:	/s/ Mark Strefling
Name: Mark Strefling Title: CLO Address: 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Jake Mercer Fax: (612) 253-6149 Email: jmercer@whiteboxadvisors.com

DTC Participant: JP Morgan BNP Paribas

[Signature Page to Restructuring Support Agreement]

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP By: WHITEBOX CREDIT ARBITRAGE ADVISORS, LLC its General Partner By: WHITEBOX ADVISORS, LLC its Managing Member

By:	/s/ Mark Strefling
Name: Mark Strefling Title: CLO Address: 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416 Attn: Jake Mercer Fax: (612) 253-6149 Email: jmercer@whiteboxadvisors.com

DTC Participant: BNP Paribas

[Signature Page to Restructuring Support Agreement]

DBX CONVERTIBLE ARBITRAGE 13 FUND Waterstone Capital Management, L.P.

By:	/s/ Jeff Erb
Name: Jeff Erb Title: General Counsel & CCO Address: c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447 Fax: (952) 697-4130 Email: cparks@wscm.net

DTC Participant: Deutsche Bank

[Signature Page to Restructuring Support Agreement]

IAM MINI-FUND 21 LIMITED Waterstone Capital Management, L.P.

By:	/s/ Jeff Erb
Name: Jeff Erb Title: General Counsel & CCO Address: c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447 Fax: (952) 697-4130 Email: cparks@wscm.net

DTC Participant: Deutsche Bank

[Signature Page to Restructuring Support Agreement]

WATERSTONE MARKET NEUTRAL MASTER FUND LTD. Waterstone Capital Management, L.P.

By:	/s/ Jeff Erb
Name: Jeff Erb Title: General Counsel & CCO Address: c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447 Fax: (952) 697-4130 Email: cparks@wscm.net

DTC Participant: BNP Paribas

[Signature Page to Restructuring Support Agreement]

WATERSTONE MARKET NEUTRAL MAC 51 LTD. Waterstone Capital Management, L.P.

By:	/s/ Jeff Erb
Name: Jeff Erb Title: General Counsel & CCO Address: c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447 Fax: (952) 697-4130 Email: cparks@wscm.net

DTC Participant: Deutsche Bank

[Signature Page to Restructuring Support Agreement]

WATERSTONE MF FUND, LTD Waterstone Capital Management, L.P.

By:	/s/ Jeff Erb
Name: Jeff Erb Title: General Counsel & CCO Address: c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447 Fax: (952) 697-4130 Email: cparks@wscm.net

DTC Participant: BNP Paribas

[Signature Page to Restructuring Support Agreement]

NOMURA WATERSTONE MARKET NEUTRAL FUND Waterstone Capital Management, L.P.

By:	/s/ Jeff Erb
Name: Jeff Erb Title: General Counsel & CCO Address: c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447 Fax: (952) 697-4130 Email: cparks@wscm.net

DTC Participant: Deutsche Bank

[Signature Page to Restructuring Support Agreement]

PRIME CAPITAL MASTER SPC—GOT WAT MAC SEGREGATED PORTFOLIO Waterstone Capital Management, L.P.

By:	/s/ Jeff Erb
Name: Jeff Erb Title: General Counsel & CCO Address: c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447 Fax: (952) 697-4130 Email: cparks@wscm.net

DTC Participant: Deutsche Bank

[Signature Page to Restructuring Support Agreement]

WILFRID GLOBAL OPPORTUNITY FUND, L.P. By: WILFRID HOLDINGS LLC a Delaware limited liability company, its general partner

By:	/s/ Nicholas W. Walsh CFA

Name: Nicholas W. Walsh CFA

Title: Managing Member

Address:

100 Williams St. Suite 1850

New York, NY 10038

Fax: (212) 675-3626

Email:

yukelsonm@wilfridaubrey.com

with a copy to:

walshn@wilfridaubrey.com

DTC Participant: Pershing LLC

[Signature Page to Restructuring Support Agreement]

TENOR OPPORTUNITY MASTER FUND, LTD

By:	/s/ Daniel H. Kochav
Name: Daniel H. Kochav Title: Director

Address: c/o Tenor Capital Management Company 1180 Avenue of the Americas, Suite 1940 New York, NY 10036 Fax: (212) 918-5301 Email: dkochav@tenorcapital.com

DTC Participant: Goldman Sachs

[Signature Page to Restructuring Support Agreement]

PARSOON OPPORTUNITY FUND, LTD

By:	/s/ Daniel H. Kochav
Name: Daniel H. Kochav Title: Director

Address: c/o Tenor Capital Management Company 1180 Avenue of the Americas, Suite 1940 New York, NY 10036 Fax: (212) 918-5301 Email: dkochav@tenorcapital.com

DTC Participant: Goldman Sachs

[Signature Page to Restructuring Support Agreement]

ARIA OPPORTUNITY FUND, LTD

By:	/s/ Daniel H. Kochav
Name: Daniel H. Kochav Title: Director

Address: c/o Tenor Capital Management Company 1180 Avenue of the Americas, Suite 1940 New York, NY 10036 Fax: (212) 918-5301 Email: dkochav@tenorcapital.com

DTC Participant: Goldman Sachs

[Signature Page to Restructuring Support Agreement]

Exhibit A: Term Sheet

Exhibit B: Plan Term Sheet

Exhibit C: Transition Budget

Exhibit D: First Day Motions

Exhibit E: Cash Collateral Order

Exhibit F-1: Noteholder Sale Bid Procedures

Exhibit F-2: Noteholder Sale APA

Exhibit G: Wages Order

Exhibit H: KEIP Order

Exhibit I: Form of Joinder

Exhibit J: Schedule of Supporting Noteholders

Exhibit K: Governance Provisions